Exhibit 4.1

October 31, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:	Tyin Group Holdings Limited (fmly Guwenhua International Company) File No. 000-54275

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K dated October 31, 2014 of Tyin Group Holdings Limited (formerly Guwenhua International Company) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.
Sincerely,

/s/ Anton & Chia, LLP